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MANAGEMENT AGREEMENT

THIS AGREEMENT made the 1st day of January, 2005

BETWEEN:

ABERDENE MINES LTD., a Company incorporated under the laws of Nevada and having its office at 101 Convention Centre Drive, Suite 700, Las Vegas, Nevada, U.S.A. 89109

(hereinafter called "the Company")

OF THE FIRST PART

AND:

BRENT JARDINE, of 140 East 27th Street, North Vancouver, B.C. Canada V7N 1B4

(hereinafter called "the Manager")

OF THE SECOND PART

WHEREAS the Company desires the services of a Manager and the Manager is in a position to provide those services;

WITNESSETH that in consideration of mutual covenants and agreements herein contained the parties hereto agree as follows:

1. The Company hereby hires the Manager for the period of One year from the signing of this Agreement, subject to paragraph 4 herein. The Manager will have the duty of managing the affairs of the Company during the period of this Agreement, including but not limited to the financial and administrative aspects.

2. The Manager shall be responsible for reporting to the Board of Directors of the Company from time to time as the Board requires. The Company shall call a Board Meeting upon the reasonable request of the Manager.

3. The parties understand that this Agreement may be terminated in the following manner and in the specified circumstances:

   a. By the Manager on the giving of one (1) month written notice to the Company;

   b. By the Board of Directors of the Company if they unanimously determine that the Company is being mismanaged, or for other just cause on the giving of one (1) month written notice to the Manager. For the purposes of this Agreement, "just cause" includes the following:

      i. any material breach of the provisions of this Agreement;

ii. the commission of an act of bankruptcy by the Manager;

iii. the conviction of the Manager of a criminal offence punishable by indictment;

iv. any mental or physical disability or illness which results in the Manager being unable to substantially perform his duties for a continuous period of thirty (30) days, or for periods aggregating thirty (30) days in any period of Three Hundred and Sixty-five (365) days;

c. The failure by the Company to rely on the provisions of the foregoing paragraph in any given instance or instances shall not constitute a precedent or be deemed a waiver;

d. The parties understand and agree that the giving of notice or the payment of pay in lieu of notice by the Company to the Manager on termination of the Manager's termination shall not prevent the Company from alleging cause for termination;

e. On termination of employment the Manager shall immediately resign all offices held in the Company and the Manger shall promptly on termination surrender to the Company all items of any and every nature or kind created or used by the Manager pursuant to the Manager's employment under this Agreement or furnished by the Company to the Manager, including all equipment, automobiles, credit cards, books, records, files, manuals, literature, confidential information or other similar materials.

4. The Company shall pay the Manager as remuneration for his services the amount of US$2,500.00 per month gross plus GST.

5. The Company will reimburse the Manager for all reasonable expenses incurred by the Manager including special travelling expenses as a necessary part of carrying out his obligations, provided however that such expenses are agreed upon in advance by the Company. The reimbursement of expenses shall be subject to the provision by the Manager to the Company of receipts, statements and vouchers to the satisfaction of the Company.

6. This Agreement may be amended from time to time, in writing, by the parties.

7. The Manager shall not assign, pledge or otherwise transfer this Agreement without the prior written consent of the Company.

8. This Agreement contains the complete agreement concerning the employment between the Manager and the Company and shall, as of the date it is executed, supersede any and all other agreements between the parties. The parties agree that neither of them has made any representation to the other except such representations as are specifically set forth in this Agreement, and that any statements or representations that may previously have been made by either of them or other have not been relied on in connection with the execution of this Agreement and are of no effect.

9. Any notice required to be given under this Agreement shall be sufficiently given if delivered by hand or sent by registered mail by the delivering party to the receiving party at the address first set

out above for that party, and any notice if posted shall be deemed to have been given at the expiration of three business days after posting and if delivered, on the date of transmission or delivery.

IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first above written.

ABERDENE MINES LTD.
per:

Authorized Signatory

SIGNED, SEALED AND DELIVERED by **BRENT JARDINE** in the presence of:

Witness Kelly Newman

8560 Fairfax Cres.
Address Richmond, B.C.

Executive Assistant
Occupation

BRENT JARDINE